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                                                                   Exhibit 99.01


                              CARDINAL HEALTH, INC.
                 STATEMENT REGARDING FORWARD-LOOKING INFORMATION



     The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for "forward-looking statements" (as defined in the Act). The Form 10-Q to which this exhibit is attached, the Company's Annual Report to Shareholders, any Form 10-K or any Form 8-K of the Company, or any other written or oral statements made by or on behalf of the Company may include forward-looking statements which reflect the Company's current view (as of the date such forward-looking statement is made) with respect to future events and financial performance. These forward-looking statements are subject to certain uncertainties and other factors that could cause actual results to differ materially from those made in such statements. These uncertainties and other factors include, but are not limited to, uncertainties relating to general economic conditions; the loss of one or more key customer or supplier relationships, including pharmaceutical manufacturers for which alternative supplies may not be available; the malfunction or failure of the Company's information systems; the costs and difficulties related to the integration of recently acquired businesses; changes in the distribution or outsourcing pattern for pharmaceutical products, including any increase in direct distribution or decrease in contract packaging by pharmaceutical manufacturers; changes in, or failure to comply with, government regulations; the costs and other effects of legal and administrative proceedings; injury to person or property resulting from the Company's repackaging or pharmacy management services; competitive factors in the Company's healthcare service businesses, including pricing pressures; the continued financial viability and success of the Company's customers, suppliers, and franchisees; technological developments and products offered by competitors; failure to retain or continue to attract senior management or key personnel; risks associated with international operations, including fluctuations in currency exchange ratios; successful challenges to the validity of the Company's patents, copyrights and/or trademarks; difficulties or delays in the development, production and marketing of new products and services; strikes or other labor disruptions; labor and employee benefit costs; pharmaceutical manufacturers' pricing policies and overall drug price inflation; changes in hospital buying groups or hospital buying practices; and other factors referenced in the Form 10-Q to which this exhibit is attached or other filings or written or oral statements made by or on behalf of the Company. The words "believe", "expect", "anticipate", "project", and similar expressions identify "forward-looking statements", which speak only as of the date the statement was made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


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